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                                                                   EXHIBIT 99.1


                                  PEOPLES BANK
                              601 HIGHWAY 46, SOUTH
                                DICKSON, TN 37056

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) [_____________ and [_____________], jointly and individually, as Proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent the undersigned, and to vote upon all matters that may properly come before the meeting, or any adjournment(s) or postponement(s) thereof, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated in the reverse side, with full power to vote, and to cumulate votes on, all shares of Common Stock of Peoples Bank held of record by the undersigned on August 15, 1998, at the special meeting of stockholders to be held on September 24, 1998, or any adjournment(s) or postponement(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER BY AND BETWEEN FIRST AMERICAN CORPORATION AND PEOPLES BANK AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

(Continued and to be dated and signed on the other side)

1. Proposal to approve and adopt the Agreement and Plan of Merger by and between Peoples Bank and First American Corporation.

    FOR [ ]                      AGAINST [ ]                   ABSTAIN [ ]

           The Board of Directors recommends a vote "FOR" the Merger.



                                 ADDRESS CHANGE
                                 and/or comments

                                    Sign here as name(s) appear(s) opposite.




                                    --------------------------------------------
                                    (Signature)






                                    --------------------------------------------
                                    (Signature if held jointly)

                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

                                    Dated: __________, 1998




                Votes must be indicated (x) in Black or Blue Ink.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.